Exhibit 99.01

Investor Contact:	Press Contact:
Frank Yoshino	Katherine Lane
Vice President, Finance	Director, Corporate Communications
+1 714 885-3697	+1 714 885-3828
frank.yoshino@emulex.com	katherine.lane@emulex.com

EMULEX ANNOUNCES FIRST QUARTER FISCAL 2013 RESULTS

Net Revenues of $119.3 Million; Network Connectivity Products

Revenue Grows 10% Quarter-over-Quarter

COSTA MESA, Calif., October 25, 2012 – Emulex Corporation (NYSE:ELX) today announced results for its first quarter of fiscal 2013, which ended on September 30, 2012.

First Quarter Financial Highlights

•	Net revenues of $119.3 million

•	Network Connectivity Products (NCP) net revenues of $96.7 million, or 81% of net revenues

•	NCP net revenues increased 10% sequentially and 12% year-over-year

•	Storage Connectivity Products (SCP) net revenues of $18.8 million, or 16% of net revenues

•	SCP net revenues decreased 43% sequentially and 21% year-over-year

•	Advanced Technology and Other Products (ATP) net revenues of $3.8 million, or 3% of net revenues

•	ATP net revenues decreased 54% sequentially and 53% year-over-year

•	GAAP gross margins of 58% and non-GAAP gross margins of 63%

•	GAAP operating income of $6.7 million, or 6% of total net revenues, and non-GAAP operating income of $20.4 million, or 17% of total net revenues

•	GAAP net income of $0.7 million and non-GAAP net income of $17.5 million

•	GAAP diluted earnings per share of $0.01 and non-GAAP diluted earnings per share of $0.19

FY’13 Q1 Earnings Results

October 25, 2012

First Quarter Business Highlights

•

Announced second generation LPe16000B series 16Gb Fibre Channel (16GFC) Host Bus Adapters (HBAs) supporting PCI Express (PCIe) 3.0, delivering more than 1.2 million IOPS and accelerated data integrity for I/O intensive environments running SSD/flash storage, server virtualization and Oracle databases

•	Provided first in-box 16GFC HBA support for VMware vSphere ESX 5.1 with tight integration and time-saving I/O management for highly virtualized environments

•	Announced in-box I/O connectivity, integrated virtual HBA technology and performance management support for Microsoft Windows Server 2012

•

Announced first end-to-end data integrity solution with EMC and Oracle based on the T10 Protection Information (T10 PI) industry standard, which includes Emulex LightPulse® Fibre Channel HBAs and offers customers greater protection from silent data corruption in mission critical environments

•

Announced availability of customized, joint fast I/O caching and connectivity Storage Area Network (SAN) solutions with Fusion-io for tier 1 original equipment manufacturers (OEMs), significantly accelerating the performance of databases, data warehouses, heavily virtualized environments and private/hybrid clouds with improved throughput and application response time

•

Introduced OneCommand® Vision 3.0 portfolio, which is designed to optimize storage I/O resources within virtualized and cloud environments, with extended operating system, iSCSI and Direct Attached Storage (DAS) support and options to meet the diverse needs of customers of all sizes

•	Expanded sales operations in China with the opening of Emulex (Beijing) Networking Technology Co. Ltd., a service oriented, wholly foreign-owned enterprise (WFOE), located in Beijing, China

FY’13 Q1 Earnings Results

October 25, 2012

Financial Results

In the first quarter, total net revenues of $119.3 million represented an increase of 1% from the comparable quarter of last year. On a GAAP basis, Emulex recorded net income of $0.7 million, or $0.01 per diluted share, compared to a GAAP net loss of $7.2 million, or $0.08 per share, in the first quarter of fiscal 2012. Non-GAAP net income for the first quarter was $17.5 million, or $0.19 per diluted share, representing a 48% increase from $11.8 million in the comparable quarter of the prior fiscal year. Cash, cash equivalents and investments at the end of the quarter totaled $186.4 million. Reconciliations between GAAP and non-GAAP results are included in the accompanying financial data.

CEO Jim McCluney commented, “I’m very pleased with our performance for the first quarter as we met our revenue target, and once again exceeded the high end of our earnings guidance. With strong growth in both Fibre Channel and 10Gb Ethernet solutions, Network Connectivity Products now account for more than 80% of our total revenues,” continued McCluney.

“With the time-to-market advantage of our 16Gb Fibre Channel adapters, and our investments in sales targeting higher growth markets, we are well positioned for share gains in our core markets,” McCluney concluded.

Business Outlook

Although actual results may vary depending on a variety of factors, many of which are outside the Company’s control, including uncertainty related to the macro IT spending environment, the timing of new server launches by our customers, and the results and related costs of ongoing patent litigation, Emulex is providing guidance for its second fiscal quarter ending December 30, 2012. For the second quarter of fiscal 2013, Emulex is forecasting total net revenues in the range of $120-$124 million. The Company expects non-GAAP earnings per diluted share of $0.19-$0.21 in the second quarter. GAAP estimates for the second quarter reflect approximately $0.19 per diluted share in expected charges arising primarily from amortization of intangibles, stock-based compensation and the royalties, mitigation expenses and license fees associated with the Broadcom patent litigation.

FY’13 Q1 Earnings Results

October 25, 2012

About Emulex

Emulex, the leader in converged networking solutions, provides enterprise-class connectivity for servers, networks and storage devices within the data centre. The company’s product portfolio of Fibre Channel Host Bus Adapters, 10Gb Ethernet Network Interface Cards, Ethernet-based Converged Network Adapters, controllers, embedded bridges and switches, and connectivity management software are proven, tested and trusted by the world’s largest and most demanding IT environments. Emulex solutions are used and offered by the industry’s leading server and storage OEMs including, Cisco, Dell, EMC, Fujitsu, Hitachi, Hitachi Data Systems, HP, Huawei, IBM, NEC, NetApp and Oracle. Emulex is headquartered in Costa Mesa, Calif. and has offices and research facilities in North America, Asia and Europe. More information about Emulex (NYSE:ELX) is available at www.Emulex.com.

Note Regarding Non-GAAP Financial Information

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we have included the following non-GAAP financial measures in this press release or in the webcast to discuss our financial results for the first fiscal quarter which may be accessed via our website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (v) non-GAAP diluted earnings per share. These non-GAAP financial measures exclude certain expenses and reflect an additional way of viewing aspects of our operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our results of operations and the factors and trends affecting our business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We use our non-GAAP financial measures internally to better understand and evaluate our business, prepare annual budgets, and in measuring performance for some forms of compensation.

Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Stock-based compensation. Although stock-based compensation represents an important part of incentive compensation offered to our key employees, we believe that exclusion of the impact of stock-based compensation assists management and investors in evaluating the period over period performance of our business operations and in comparing our performance with those of our competitors. Stock-based compensation expense will recur in future periods.

Amortization of intangibles. Amortization of intangibles generally represents costs incurred by an acquired company or other third party to build value prior to our acquisition of the intangible assets. As such, it is effectively part of the transaction costs of the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Amortization of intangibles will recur in future periods.

FY’13 Q1 Earnings Results

October 25, 2012

Site closure related expenses. We have recognized expenses related to closure and consolidation of certain facilities. We believe that exclusion of these expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature.

Patent litigation damages, license fees and royalties. We have incurred expenses in the form of damages, sunset period royalties and settlement costs as a result of a judgment in a patent litigation proceeding with Broadcom and the related partial settlement and worldwide license agreement executed on July 3, 2012 (the Release Agreement). We believe that exclusion of charges related to the Broadcom patent damages, sunset period royalties and Release Agreement are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors, as this amount relates to a judgment in litigation and does not reflect a continuing cost of operating our core business. In this regard, we note that expenses of this type are generally unrelated to our core business and/or infrequent in nature.

Mitigation expenses related to the Broadcom patents. We have recognized mitigation expenses related to the Broadcom patents. We believe that exclusion of these redesign, requalification and appeal expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature.

Valuation allowance for U.S. federal and state deferred tax assets. As a result of the Company’s current geographical mix of its business, the Company has concluded that it is more likely than not that we will be unable to fully utilize the majority of our U.S. federal and state deferred tax assets As a result, the Company has previously recorded a valuation allowance against those assets to the extent that they cannot be realized through net operating loss carrybacks to prior tax years. We believe that eliminating the impact of a discrete adjustment of this nature and its continuing impact on our effective tax rate is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, we note that adjustments of this type are generally infrequent in nature.

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FY’13 Q1 Earnings Results

October 25, 2012

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, and the reconciliation of forward-looking diluted earnings per share below, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include intellectual property claims, with or without merit, that could result in costly litigation, cause product shipment delays, require us to indemnify customers, or require us to enter into royalty or licensing agreements, which may or may not be available. Furthermore, we have in the past obtained, and may be required in the future to obtain, licenses of technology owned by other parties. We cannot be certain that the necessary licenses will be available or that they can be obtained on commercially reasonable terms. If we were to fail to obtain such royalty or licensing agreements in a timely manner and on reasonable terms, our business, results of operations and financial condition could be materially adversely affected. Ongoing lawsuits, such as the action brought by Broadcom Corporation (Broadcom), present inherent risks, any of which could have a material adverse effect on our business, financial condition, or results of operations. Such potential risks include continuing expenses of litigation, risk of loss of patent rights and/or monetary damages, risk of injunction against the sale of products incorporating the technology in question, counterclaims, attorneys’ fees, incremental costs associated with product or component redesigns, and diversion of management’s attention from other business matters. With respect to the continuing Broadcom litigation, such potential risks also include the adequacy of any sunset period to make design changes, the ability to implement any design changes, the availability of customer resources to complete any re-qualification or re-testing that may be needed, the ability to maintain favorable working relationships with Emulex suppliers of serializer/deserializer (SerDes) modules, and the ability to obtain a settlement which does not put us at a competitive disadvantage. In addition, the fact that the economy generally, and the technology and storage market segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. The current weakness in domestic and worldwide macro-economic conditions and related disruptions in world credit and equity markets that are creating economic uncertainty for our customers, as well as the storage and converged networking market as a whole, has and could continue to adversely affect our revenues and results of operations. As a result of these uncertainties, we are unable to predict our future results with any accuracy. Other factors affecting these forward-looking statements include but are not limited to the following: faster than anticipated declines in the storage networking market, slower than expected growth of the converged networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems; our dependence on a limited number of customers and the effects of the loss of, decrease in or delays of orders by any such customers, or the failure of such customers to make timely payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our products or our OEM customers’ new or enhanced products; costs associated with entry into new areas of the server and storage technology markets; the variability in the level of our backlog and the variable and seasonal procurement patterns of our customers; any inadequacy of our intellectual property protection and the costs of actual or potential third-party claims of infringement and any related indemnity obligations or adverse judgments; the effect of any actual or potential unsolicited offers to acquire us; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effects of acquisitions; the effects of terrorist activities; natural disasters, such as the earthquake and resulting tsunami off the coast of Japan in March 2011 and the significant flooding in various parts of Thailand in October 2011, and any resulting disruption in our supply chain or customer purchasing patterns or any other resulting economic or political instability; the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions; the effects of changes in our business model to separately charge for software; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific integrated circuit (ASIC) solutions for selected applications; a shift in unit product mix from higher-end to lower-end or mezzanine card products; a faster than anticipated decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; our ability to attract and retain key technical personnel; our ability to benefit from our research and development activities; our dependence on international sales and internationally produced products; changes in accounting standards; and any resulting regulatory changes on our business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”

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FY’13 Q1 Earnings Results

October 25, 2012

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

FY’13 Q1 Earnings Results

October 25, 2012

EMULEX CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended
	September 30,	October 2,
	2012	2011
Net revenues	$119,267	$118,397
Cost of sales:
Cost of goods sold	44,151	43,864
Amortization of core and developed technology intangible assets	5,148	8,574
Patent litigation damages, license fees and royalties	992	388

Cost of sales	50,291	52,826

Gross profit	68,976	65,571

Operating expenses:
Engineering and development	38,470	43,275
Selling and marketing	13,737	14,617
General and administrative	8,508	11,865
Amortization of other intangible assets	1,523	1,762

Total operating expenses	62,238	71,519

Operating income (loss)	6,738	(5,948)

Nonoperating income (loss):
Interest income	—	23
Interest expense	(6)	(2)
Other income (expense), net	(336)	401

Total nonoperating income (loss)	(342)	422

Income (loss) before income taxes	6,396	(5,526)
Income tax provision	5,739	1,633

Net income (loss)	$657	$(7,159)

Net income (loss) per share:
Basic	$0.01	$(0.08)

Diluted	$0.01	$(0.08)

Number of shares used in per share computations:
Basic	89,346	86,863

Diluted	91,380	86,863

FY’13 Q1 Earnings Results

October 25, 2012

EMULEX CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	September 30,	July 1,
	2012	2012
Assets
Current assets:
Cash and cash equivalents	$174,317	$201,048
Investments	12,107	28,879
Accounts receivable, net	84,215	84,106
Inventories	24,535	20,319
Prepaid income taxes	5,867	10,784
Prepaid expenses and other current assets	11,423	7,380
Deferred income taxes	9,678	10,722

Total current assets	322,142	363,238
Property and equipment, net	58,930	60,118
Goodwill and Intangible assets, net	275,621	282,292
Other assets	23,874	7,311

	$680,567	$712,959

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$30,340	$26,889
Accrued and other current liabilities	35,401	75,700

Total current liabilities	65,741	102,589
Other liabilities	3,784	3,878
Deferred income taxes	2,606	3,876
Accrued taxes	30,057	27,513

Total liabilities	102,188	137,856

Total stockholders’ equity	578,379	575,103

	$680,567	$712,959

FY’13 Q1 Earnings Results

October 25, 2012

EMULEX CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statement of Cashflows

(unaudited, in thousands)

	Three Months Ended
	September 30,	October 2,
	2012	2011
Cash flows from operations:
Net income (loss)	$657	$(7,159)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	11,056	15,160
Stock based compensation	5,554	6,440
Deferred income taxes	(226)	3,636
Other reconciling items	7	(261)
Changes in assets and liabilities	(56,782)	(4,230)

Net cash provided by (used in) operating activities	(39,734)	13,586

Cash flows from investing activities:
Proceeds from/(investment in) property and equipment, net	(2,522)	(3,661)
Maturities of/(proceeds from) investments, net	16,813	(8,201)

Net cash provided by (used in) investing activities	14,291	(11,862)

Cash flows from financing activities:
Repurchase of common stock	—	(20,058)
Other	(1,542)	(1,643)

Net cash used in financing activities	(1,542)	(21,701)

Effect of exchange rates on cash and cash equivalents	254	(360)

Net increase (decrease) in cash & cash equivalents	(26,731)	(20,337)
Opening cash balance	201,048	131,160

Ending cash balance	$174,317	$110,823

FY’13 Q1 Earnings Results

October 25, 2012

EMULEX CORPORATION AND SUBSIDIARIES

Supplemental Information

Historical Net Revenue by Product Lines:

Network Connectivity Products (NCP) primarily consist of Fibre Channel LightPluse® and Ethernet OneConnect® standup HBAs, mezzanine cards, I/O ASICs, ULOMs, and UCNAs to provide server Input/Output (I/O) and target storage array connectivity to enable servers to reliably and efficiently connect to Local Area Networks, Storage Area Networks and Network Attached Storage by offloading data communication processing tasks from the servers as information is delivered and sent to the network.

Storage Connectivity Products (SCP) include our InSpeed®, FibreSpy®, switch-on-a-chip (SOC), bridge and router products. SCP are deployed inside storage arrays, tape libraries, and other storage appliances to connect storage controllers to storage capacity, delivering improved performance, reliability, and connectivity.

Advanced Technology and Other Products (ATP) primarily consists of our Integrated Baseboard Management Controllers (iBMC), our One Command® Vision products, as well as some legacy and other products and services.

($000s)	Q1 FY 2013 Revenues	Q4 FY 2012 Revenues	Q3 FY 2012 Revenues	Q2 FY 2012 Revenues	Q1 FY 2012 Revenues	% Change Q1 vs Q1
Network Connectivity Products	$96,733	$87,979	$91,127	$96,620	$86,589	12%
Storage Connectivity Products	18,769	32,797	27,855	27,583	23,882	(21)%
Advanced Technology and Other Products	3,765	8,179	6,764	4,468	7,926	(52)%

Total net revenues	$119,267	$128,955	$125,746	$128,671	$118,397	1%

	% Total Revenues	% Total Revenues	% Total Revenues	% Total Revenues	% Total Revenues
Network Connectivity Products	81%	68%	73%	75%	73%
Storage Connectivity Products	16%	26%	22%	21%	20%
Advanced Technology and Other Products	3%	6%	5%	4%	7%

Total net revenues	100%	100%	100%	100%	100%

FY’13 Q1 Earnings Results

October 25, 2012

Historical Net Revenues by Channel and Territory:

($000s)	Q1 FY 2013 Revenues	% Total Revenues	Q1 FY 2012 Revenues	% Total Revenues	% Change
Revenues from OEM customers	$109,039	91%	$104,036	88%	5%
Revenues from distribution	10,193	9%	14,316	12%	(29)%
Other	35	nm	45	nm	nm

Total net revenues	$119,267	100%	$118,397	100%	1%

Asia-Pacific	$76,872	64%	$66,663	56%	15%
United States	26,974	23%	32,648	28%	(17)%
Europe, Middle East and Africa	14,891	13%	18,875	16%	(21)%
Rest of world	530	nm	211	nm	nm

Total net revenues	$119,267	100%	$118,397	100%	1%

nm – not meaningful

Summary of Stock-Based Compensation:

	Three Months Ended
	September 30,	October 2,
($000s)	2012	2011
Cost of sales	$315	$452
Engineering and development	2,698	2,835
Selling and marketing	745	1,086
General and administrative	1,796	2,067

Total stock-based compensation	$5,554	$6,440

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin:

	Three Months Ended
	September 30,	October 2,
	2012	2011
GAAP gross margin	57.8%	55.4%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.3%	0.4%
Amortization of intangibles	4.3%	7.2%
Site closure related expenses	—	0.1%
Patent litigation damages, license fees and royalties	0.8%	0.3%

Non-GAAP gross margin	63.2%	63.4%

FY’13 Q1 Earnings Results

October 25, 2012

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses:

	Three Months Ended
	September 30,	October 2,
($000s)	2012	2011
GAAP operating expenses, as presented above	$62,238	$71,519

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses:
Stock-based compensation	(5,239)	(5,988)
Amortization of other intangibles	(1,523)	(1,762)
Site closure related expenses	—	(1,158)
Mitigation expenses related to the Broadcom patents	(482)	—

Impact on operating expenses	(7,244)	(8,908)

Non-GAAP operating expenses	$54,994	$62,611

Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Operating Income:

	Three Months Ended
	September 30,	October 2,
($000s)	2012	2011
GAAP operating income (loss) as presented above	$6,738	$(5,948)

Items excluded from GAAP operating income (loss) to calculate non-GAAP operating income:
Stock-based compensation	5,554	6,440
Amortization of intangibles	6,671	10,336
Site closure related expenses	—	1,284
Patent litigation damages, license fees and royalties	992	388
Mitigation expenses related to Broadcom patents	482	—

Impact on operating income (loss)	13,699	18,448

Non-GAAP operating income	$20,437	$12,500

FY’13 Q1 Earnings Results

October 25, 2012

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income:

	Three Months Ended
($000s)	September 30,	October 2,
	2012	2011
GAAP net income (loss) as presented above	$657	$(7,159)

Items excluded from GAAP net income (loss) to calculate non-GAAP net income:
Stock-based compensation	5,554	6,440
Amortization of intangibles	6,671	10,336
Site closure related expenses	—	1,284
Patent litigation damages, license fees and royalties	992	388
Mitigation related to the Broadcom patents	482	—
Tax impact of above items and U.S. GAAP valuation allowance	3,156	534

Impact on net income (loss)	16,855	18,982

Non-GAAP net income	$17,512	$11,823

Reconciliation of GAAP Diluted Earnings (Loss) Per Share to Non-GAAP Diluted Earnings Per Share:

	Three Months Ended
(shares in 000s)	September 30,	October 2,
	2012	2011
GAAP diluted earnings (loss) per share as presented above	$0.01	$(0.08)

Items excluded from diluted GAAP earnings (loss) per share to calculate diluted non-GAAP earnings per share, net of tax effect:
Stock-based compensation	0.06	0.07
Amortization of intangibles	0.07	0.12
Site closure related expenses	—	0.01
Patent litigation damages, license fees and royalties	0.01	0.00
Mitigation related to the Broadcom patents	0.01	—
Tax impact of above items and U.S. GAAP valuation allowance	0.03	0.01

Impact on GAAP earnings (loss) per share	0.18	0.21

Non-GAAP diluted earnings per share	$0.19	$0.13

Diluted shares used in non-GAAP per share computations	91,380	88,780

FY’13 Q1 Earnings Results

October 25, 2012

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for Three Months Ending December 30, 2012
Non-GAAP diluted earnings per share guidance	$0.19-$0.21
Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted earnings per share guidance:
Stock-based compensation	(0.06)
Amortization of intangibles	(0.07)
Patent litigation damages, license fees, royalties and mitigation expenses	(0.05)
Tax impact of above items and U.S. GAAP valuation allowance	(0.01)

GAAP earnings per share guidance	$0.00-$0.02